EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard Elliot-Square, the Chief Executive Officer and William D. Thomas, Chief Financial Officer of Morgan Creek Energy Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of TagLikeMe Corp. for quarter ended June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Morgan Creek Energy Corp.

Date: August 20, 2012

/s/ Richard Elliot-Square
Richard Elliot-Square President, Chief Executive Officer

/s/ William D. Thomas
William D. Thomas Chief Financial Officer, Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to TagLikeMe Corp. and will be retained by TagLikeMe Corp. and furnished to the Securities and Exchange Commission or its staff upon request.